CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




We hereby consent to the use in the Form SB-2 Registration Statement
Amendment No. 4 of Riverbank Factors, Inc. our report dated January 24, 1997, except for Note 4 which is dated May 15, 1997, relating to the balance sheet of Riverbank Factors, Inc. and to the reference to our firm under the caption Experts as of December 31, 1996, which appear in such Form SB-2 Registration Statement Amendment No. 4.








                              /WEINBERG, PERSHES & COMPANY, P.A./
                              Certified Public Accountants



Boca Raton, FL
August 1, 1997